NVR, INC. ANNOUNCES THIRD QUARTER RESULTS

FOR IMMEDIATE RELEASE	Contact:	Dan Malzahn
	Office:	(703) 956-4204

October 21, 2009, Reston, VA—NVR, Inc. (NYSE: NVR), one of the nation’s largest homebuilding and mortgage banking companies, announced net income for its third quarter ended September 30, 2009 of $72,127,000, $11.59 per diluted share.  Net income and diluted earnings per share for its third quarter ended September 30, 2009 increased 97% and 89%, respectively, compared to the 2008 third quarter.  Consolidated revenues for the third quarter of 2009 totaled $814,016,000, a 13% decrease from $939,211,000 for the comparable 2008 quarter.

For the nine months ended September 30, 2009, consolidated revenues were $1,998,046,000, 28% lower than the $2,782,865,000 reported for the same period of 2008.  Net income for the nine months ended September 30, 2009 was $131,541,000, compared to $131,349,000 for the nine months ended September 30, 2008.  Diluted earnings per share for the nine months ended September 30, 2009 was $21.57, a decrease of 3% from $22.21 per diluted share for the comparable period of 2008.

Homebuilding

New orders in the third quarter of 2009 increased 13% to 2,255 units, compared to 2,002 units in the third quarter of 2008.  The cancellation rate in the quarter ended September 30, 2009 was 14% compared to 24% in the third quarter of 2008 and 14% in the second quarter of 2009.  Settlements decreased in the third quarter of 2009 to 2,671 units, 3% less than the same period of 2008.  The Company’s backlog of homes sold but not settled at the end of the 2009 quarter decreased on a unit basis by 11% to 4,081 units and on a dollar basis by 19% to $1,210,447,000 as compared to the same period last year.

Homebuilding revenues for the three months ended September 30, 2009 totaled $792,510,000, 15% lower than the year earlier period.  Gross profit margins increased to 19.7% in the 2009 third quarter compared to 13.2% for the same period in 2008.  The third quarter 2008 gross profit margin results were negatively impacted by a $42,839,000 land deposit impairment charge.  Income before tax from homebuilding operations totaled $98,626,000 in the 2009 third quarter, an increase of 74% compared to the third quarter of the previous year.

Mortgage Banking

Mortgage closed loan production of $603,317,000 for the three months ended September 30, 2009 was 1% lower than the same period last year.  Operating income for the mortgage banking operations during the third quarter of 2009 increased to $14,814,000, compared to $4,072,000 reported for the same period of 2008.  Operating income in the current quarter was favorably impacted by an increase in unrealized income from the fair value measurement of locked loan commitments, forward mortgage-backed securities sales and closed loans held for sale, and by a decrease in incentives given to borrowers.

Some of the statements in this release made by the Company constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934.  Certain, but not necessarily all, of such forward-looking statements can be identified by the use of forward-looking terminology, such as “believes,” “expects,” “may,” “will,” “should” or “anticipates” or the negative thereof or other variations thereof or comparable terminology, or by discussion of strategies, each of which involves risks and uncertainties.  All statements other than those of historical facts included herein, including those regarding market trends, NVR’s financial position, business strategy, the outcome of pending litigation, projected plans and objectives of management for future operations, are forward-looking statements.  Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results or performance of NVR to be materially different from future results, performance or achievements expressed or implied by the forward-looking statements.  Such risk factors include, but are not limited to, general economic and business conditions (on both a national and regional level), interest rate changes, access to suitable financing by NVR and by NVR’s customers, competition, the availability and cost of land and other raw materials used by NVR in its homebuilding operations, shortages of labor, weather related slow downs, building moratoria, governmental regulation, the ability of NVR to integrate any acquired business, fluctuation and volatility of stock and other financial markets, mortgage financing availability and other factors over which NVR has little or no control.  The Company has no obligation to update such forward-looking statements.

NVR, Inc.
Consolidated Statements of Income
(in thousands, except per share data)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2009	2008	2009	2008

Homebuilding:
Revenues	$792,510	$928,265	$1,953,327	$2,739,167
Other income	2,222	4,256	6,511	14,356
Cost of sales	(636,642)	(805,931)	(1,593,512)	(2,305,231)
Selling, general and administrative	(56,662)	(66,796)	(171,020)	(240,833)
Operating income	101,428	59,794	195,306	207,459
Interest expense	(2,802)	(3,259)	(8,038)	(9,730)
Homebuilding income	98,626	56,535	187,268	197,729

Mortgage Banking:
Mortgage banking fees	21,506	10,946	44,719	43,698
Interest income	887	929	2,082	2,608
Other income	215	188	458	531
General and administrative	(7,486)	(7,761)	(19,719)	(23,823)
Interest expense	(308)	(230)	(921)	(544)
Mortgage banking income	14,814	4,072	26,619	22,470

Income before taxes	113,440	60,607	213,887	220,199

Income tax expense	(41,313)	(24,056)	(82,346)	(88,850)

Net income	$72,127	$36,551	$131,541	$131,349

Basic earnings per share	$12.29	$6.72	$22.83	$24.60

Diluted earnings per share	$11.59	$6.12	$21.57	$22.21

Basic average shares outstanding	5,866	5,438	5,762	5,340

Diluted average shares outstanding	6,223	5,968	6,098	5,915

NVR, Inc.
Consolidated Balance Sheets
(in thousands, except share and per share data)

	September 30, 2009	December 31, 2008
	(unaudited)

ASSETS

Homebuilding:
Cash and cash equivalents	$1,114,581	$1,146,426
Marketable securities	259,406	-
Receivables	9,015	11,594
Inventory:
Lots and housing units, covered under
sales agreements with customers	415,104	335,238
Unsold lots and housing units	59,370	57,639
Manufacturing materials and other	4,365	7,693
	478,839	400,570

Contract land deposits, net	32,326	29,073
Consolidated assets not owned	57,461	114,930
Property, plant and equipment, net	20,624	25,658
Reorganization value in excess of
Amounts allocable to identifiable assets, net	41,580	41,580
Other assets, net	231,968	242,626

	2,245,800	2,012,457

Mortgage Banking:
Cash and cash equivalents	1,090	1,217
Mortgage loans held for sale, net	110,095	72,488
Property and equipment, net	544	759
Reorganization value in excess of
Amounts allocable to identifiable assets, net	7,347	7,347
Other assets	9,904	8,968

	128,980	90,779

Total assets	$2,374,780	$2,103,236

    (Continued)

NVR, Inc.
Consolidated Balance Sheets (Continued)
(in thousands, except share and per share data)

	September 30, 2009	December 31, 2008
	(unaudited)

LIABILITIES AND SHAREHOLDERS’ EQUITY

Homebuilding:
Accounts payable	$150,304	$137,285
Accrued expenses and other liabilities	198,106	194,869
Liabilities related to consolidated assets not owned	52,896	109,439
Customer deposits	66,819	59,623
Other term debt	2,294	2,530
Senior notes	133,370	163,320
	603,789	667,066
Mortgage Banking:
Accounts payable and other liabilities	23,797	17,842
Notes payable	75,607	44,539
	99,404	62,381

Total liabilities	703,193	729,447

Commitments and contingencies

Shareholders’ equity:
Common stock, $0.01 par value; 60,000,000
shares authorized; 20,559,671 and 20,561,187
shares issued for September 30, 2009 and
December 31, 2008, respectively	206	206
Additional paid-in capital	810,132	722,265
Deferred compensation trust – 265,278 and
514,470 shares of NVR, Inc. common stock for
September 30, 2009 and December 31, 2008,
respectively	(40,799)	(74,978)
Deferred compensation liability	40,799	74,978
Retained earnings	3,762,428	3,630,887
Less treasury stock at cost – 14,632,950 and
15,028,335 shares for September 30, 2009 and
December 31, 2008, respectively	(2,901,179)	(2,979,569)
Total shareholders’ equity	1,671,587	1,373,789
Total liabilities and shareholders’ equity	$2,374,780	$2,103,236

NVR, Inc.
Operating Activity
(unaudited)
(dollars in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2009	2008	2009	2008

Homebuilding data:
New orders (units):
Mid Atlantic (1)	1,199	965	3,823	3,598
North East (2)	222	205	703	725
Mid East (3)	560	577	2,007	2,020
South East (4)	274	255	876	1,060
Total	2,255	2,002	7,409	7,403

Average new order price	$297.1	$302.9	$291.3	$314.1

Settlements (units):
Mid Atlantic (1)	1,388	1,266	3,373	3,851
North East (2)	260	264	641	813
Mid East (3)	722	756	1,668	2,012
South East (4)	301	464	810	1,289
Total	2,671	2,750	6,492	7,965

Average settlement price	$296.3	$337.1	$300.4	$343.5

Backlog (units):
Mid Atlantic (1)			2,226	2,473
North East (2)			365	417
Mid East (3)			1,070	1,121
South East (4)			420	572
Total			4,081	4,583

Average backlog price			$296.6	$327.3

Community count (average)	354	426	356	437
Lots controlled at end of period			43,700	58,300

Mortgage banking data:
Loan closings	$603,317	$610,313	$1,518,229	$1,727,718
Capture rate	91%	86%	91%	84%

Common stock information:
Shares outstanding at end of period			5,926,721	5,452,247

(1)	Virginia, West Virginia, Maryland and Delaware
(2)	Eastern Pennsylvania and New Jersey
(3)	Western Pennsylvania, Kentucky, New York and Ohio
(4)	North Carolina, South Carolina, Florida and Tennessee